Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE SECOND QUARTER 2013

•	Atlas Energy (ATLS) increases its quarterly distribution to $0.44 for the second quarter 2013, a 42% increase from the first quarter 2013 distribution

•

Atlas Energy’s subsidiaries, Atlas Resource Partners and Atlas Pipeline Partners, recently closed on over $1.7 billion of acquisitions, providing the foundation for further cash flow growth at both enterprises

Philadelphia, PA – August 8, 2013 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the second quarter 2013.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “Our results and substantial distribution increase this quarter reflect the strong performance of both our subsidiaries, ARP and APL. Happily, both businesses are fully integrating their recent accretive acquisitions, positioning them well for significant future returns to their stakeholders, as well as for ATLS.”

•

ATLS declared a cash distribution of $0.44 per limited partner unit for the second quarter 2013, which represents a $0.13 per unit, or 42%, increase over the first quarter 2013, and a 76% increase over the prior year second quarter. The second quarter 2013 ATLS distribution will be paid on August 19, 2013 to holders of record as of August 6, 2013. ATLS confirms its distribution guidance of $1.70 to $2.00 per unit for full year 2013, as well as distribution guidance of $2.50 to $2.80 per unit for full year 2014.

•

Atlas Energy completed its previously announced acquisition of approximately 45 billion cubic feet (“Bcf”) of natural gas proved reserves in the Arkoma Basin in southeastern Oklahoma from EP Energy E&P Company, L.P (“EP Energy”) for $64.5 million net of purchase price adjustments. In addition, ATLS’ E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), completed its acquisition of natural gas assets from EP Energy for $706 million net of purchase price adjustments. In conjunction with the closing ARP’s transaction with EP Energy, ATLS purchased approximately 3.75 million Class C convertible preferred units from ARP for approximately $87 million.

•

Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, reported record processing volumes of over 1.25 Bcf per day and NGL production of over 118,000 barrels per day (“bpd”) for the second quarter 2013. The increase in processed volumes was primarily due to the addition of gathering and processing assets in the Eagle Ford Shale in south Texas through APL’s acquisition of TEAK Midstream in April 2013 for $1 billion, subject to customary purchase price adjustments.

*    *    *

Financial Results

•

On July 25, 2013, ARP increased its quarterly cash distribution to $0.54 per unit for the second quarter 2013, a 6% increase from ARP’s first quarter 2013 distribution. ATLS will receive approximately $13.2 million of cash distributions based upon ARP’s second quarter 2013 distribution.

•

On July 24, 2013, APL declared an increased distribution for the second quarter 2013 of $0.62 per unit, a 5% increase from APL’s first quarter 2013 distribution. ATLS will receive approximately $9.4 million of cash distributions based upon APL’s second quarter 2013 distribution.

•

On a GAAP basis, net loss attributable to limited partners was $5.2 million for the second quarter 2013 compared with net income of $51.6 million for the prior year comparable period. The difference in net income between current and prior year periods was due primarily to higher mark-to-market derivative gains recognized in the prior year quarter by Atlas Pipeline.

*    *    *

Recent Events

Atlas Energy’s and Atlas Resource’s Acquisition of EP Energy Assets

On July 31, 2013, ATLS acquired approximately 45 Bcf of natural gas proved reserves in the Arkoma Basin (southeastern Oklahoma; “Arkoma Assets”) from EP Energy for approximately $64.5 million in cash net of purchase price adjustments. In addition, on the same date, ARP acquired approximately 466 Bcf of natural gas proved reserves in the Raton (New Mexico) and Black Warrior (Alabama) Basins from EP Energy for $706 million in cash net of purchase price adjustments. Both transactions have an effective date of May 1, 2013 pursuant to the terms of the acquisition agreements, through which ATLS and ARP received cash flows from EP Energy for the respective assets acquired for the period after the acquisition effective date through the closing date.

In conjunction with the closing of ARP’s transaction with EP Energy, ATLS purchased approximately 3.75 million Class C convertible preferred units from ARP for approximately $87 million.

Atlas Energy’s Syndicated $240 Million Term Loan

On July 31, 2013, ATLS issued a six year $240 million senior secured term loan credit facility. The term loan was priced at LIBOR + 550 basis points with a 1% LIBOR floor. The proceeds from the term loan were used to fund the acquisition of the Arkoma assets from EP Energy and the purchase of the Class C convertible preferred units from ARP. As a result of the issuance of the term loan, Atlas Energy’s borrowing base on its credit facility was revised to $50 million.

Atlas Resource Issuance of $250 million 9.25% 2021 Senior Notes

On July 30, 2013, ARP issued $250 million of 9.25% Senior Notes due 2021 issued at 99.297%. The Partnership received net proceeds of $242.8 million after underwriting commissions and other transaction costs, and utilized the proceeds from the offering to fund a portion of the purchase price for its acquisition of the EP Energy Assets. The Senior Notes are subject to a registration rights agreement entered in connection with the transaction, which requires ARP, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

Atlas Resource Second Quarter 2013 Highlights

•

ARP’s average net daily production for the second quarter 2013 was 133.6 million cubic feet of natural gas equivalents per day (“Mmcfed”). ARP continued its development activities during the quarter in the Mississippi Lime (OK) and Marble Falls (TX) regions, which have increased ARP’s net oil and liquids production. Additionally, ARP is currently in the process of connecting eight newly completed Marcellus Shale wells in Lycoming County, PA. ARP had substantial indications from these wells, which had average peak test rates of approximately 20 million cubic feet per day (“mmcfd”) per well, with one well having a peak rate as high as 32 MMcfd. ARP also continued to increase the liquid component of its production, which accounted for 21% of total volume for the second quarter 2013 compared with 7% for the prior year comparable period and 19% for the first quarter 2013.

•	ARP’s investment partnership margin(1) contributed $9.2 million to Adjusted EBITDA for the second quarter 2013.

(1)	Investment partnership margin is comprised of Well Construction and Completion margin, Well Services margin and Administration and Oversight Fee revenues.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 37% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP second quarter 2013 earnings release for additional details on its financial results.

Atlas Pipeline Second Quarter 2013 Highlights

•

During the second quarter 2013, APL increased inlet volumes on its gathering and processing systems in the Mid Continent, and continued the integration of its newly acquired systems in the Arkoma (OK) and Eagle Ford Shale (TX) regions. APL processed an average of over 1.25 billion cubic feet per day (“Bcfd”) of natural gas in the second quarter 2013 amongst its WestOK, WestTX, Velma and the newly-acquired Arkoma and SouthTX systems, 84% higher than the prior year comparable quarter’s volumes. APL attained record high volumes with over 118,000 barrels per day “bpd”) of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins, which primarily reside in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 7.5% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL second quarter 2013 earnings release for additional details on its financial results.

Hedge Positions

•

In connection with its acquisition of the Arkoma Assets, ATLS entered into direct natural gas hedge positions during the second quarter 2013 and currently has approximately 9.1 Bcf of its future production hedged through 2018, including an average floor price of over $4.39 per thousand cubic feet (“mcf”) through 2018. A summary of ATLS’s derivative positions as of August 8, 2013 is provided in the financial tables of this release.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $2.0 million for the second quarter 2013, $1.0 million lower than the first quarter 2013 and consistent with the prior year second quarter. The decrease from first quarter 2013 was due primarily to a decrease in seasonal corporate expenses incurred during the first quarter, including yearend compliance costs. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•

Cash interest expense was $0.4 million for the second quarter 2013, an increase of $0.2 million compared to the first quarter 2013. As of June 30, 2013, pro forma for the issuance of the term loan, ATLS had $240 million of total debt, with no borrowings outstanding under its revolving credit facility, and a cash position of approximately $54 million.

*    *    *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s second quarter 2013 results on Friday, August 9, 2013 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on August 9, 2013 by dialing 888-286-8010, passcode: 51594938.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 37% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 12,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Raton Basin (NM) and Black Warrior Basin (AL). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, northern and western Texas, and Tennessee, APL owns and operates 12 active gas processing plants, 18 gas treating facilities, as well as approximately 10,100 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Gas and oil production	$47,094	$19,460	$93,158	$36,624
Well construction and completion	24,851	12,241	81,329	55,960
Gathering and processing	535,922	256,420	956,009	561,561
Administration and oversight	3,391	1,315	4,476	4,146
Well services	4,864	5,252	9,680	10,258
Gain (loss) on mark-to-market derivatives(1)	27,107	67,847	15,024	55,812
Other, net	566	504	6,221	3,305

Total revenues	643,795	363,039	1,165,897	727,666

Costs and expenses:
Gas and oil production	19,035	4,447	34,251	8,952
Well construction and completion	21,609	10,606	70,721	48,301
Gathering and processing	453,868	213,551	805,609	465,396
Well services	2,305	2,414	4,623	4,844
General and administrative	53,874	37,607	94,532	74,855
Depreciation, depletion and amortization	68,580	32,534	120,246	62,484

Total costs and expenses	619,271	301,159	1,129,982	664,832

Operating income	24,524	61,880	35,915	62,834

Loss on asset sales and disposal	(2,191)	(16)	(2,893)	(7,021)
Interest expense	(27,531)	(10,294)	(53,341)	(19,385)
Loss on early extinguishment of debt	(19)	—	(26,601)	—

Net income (loss) before tax	(5,217)	51,570	(46,920)	36,428
Income tax benefit	28	—	37	—

Net income (loss)	(5,189)	51,570	(46,883)	36,428
Loss (income) attributable to non-controlling interests	(3,058)	(59,191)	26,040	(62,556)

Net loss attributable to common limited partners	$(8,247)	$(7,621)	$(20,843)	$(26,128)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.16)	$(0.15)	$(0.41)	$(0.51)

Weighted average common limited partner units outstanding:
Basic and Diluted	51,380	51,318	51,375	51,306

(1)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$70,430	$36,780
Accounts receivable	250,755	196,249
Current portion of derivative asset	64,402	35,351
Subscriptions receivable	11,036	55,357
Prepaid expenses and other	72,595	45,255

Total current assets	469,218	368,992

Property, plant and equipment, net	4,036,187	3,502,609
Intangible assets, net	570,999	200,680
Investment in joint venture	232,090	86,002
Goodwill, net	534,105	351,069
Long-term derivative asset	26,759	16,840
Other assets, net	92,721	71,002

	$5,962,079	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$522	$10,835
Accounts payable	94,270	119,028
Liabilities associated with drilling contracts	—	67,293
Accrued producer liabilities	140,505	109,725
Current portion of derivative liability	167	—
Current portion of derivative payable to Drilling Partnerships	5,969	11,293
Accrued interest	35,281	11,556
Accrued well drilling and completion costs	52,425	47,637
Accrued liabilities	118,006	103,291

Total current liabilities	447,145	480,658

Long-term debt, less current portion	1,944,297	1,529,508
Long-term derivative liability	130	888
Long-term derivative payable to Drilling Partnerships	38	2,429
Deferred income taxes, net	35,513	30,258
Asset retirement obligations and other	77,890	73,605

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	448,808	456,171
Accumulated other comprehensive income	13,927	9,699

	462,735	465,870
Non-controlling interests	2,994,331	2,013,978

Total partners’ capital	3,457,066	2,479,848

	$5,962,079	$4,597,194

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net loss attributable to common limited partners per unit - basic	$(0.16)	$(0.15)	$(0.41)	$(0.51)

Distributable cash flow per unit(1)(2)	$0.44	$0.24	$0.75	$0.50

Cash distributions paid per unit(3)	$0.44	$0.25	$0.75	$0.50

ATLAS RESOURCE:
Production volume:(4)(5)
Natural gas (Mcfd)	105,638	58,022	106,442	46,541
Oil (Bpd)	1,281	290	1,191	297
Natural gas liquids (Bpd)	3,386	463	3,292	443

Total (Mcfed)	133,641	62,541	133,341	50,981

Average sales prices:(5)
Natural gas (per Mcf) (6)	$3.31	$3.49	$3.32	$3.81
Oil (per Bbl)(7)	$90.90	$98.31	$89.97	$99.89
Natural gas liquids (per gallon)	$0.63	$0.97	$0.65	$1.01

Production costs:(5)(8)
Lease operating expenses per Mcfe	$1.21	$0.71	$1.09	$0.84
Production taxes per Mcfe	0.23	0.11	0.23	0.11
Transportation and compression expenses per Mcfe	0.24	0.29	0.20	0.29

Total production costs per Mcfe	$1.68	$1.11	$1.51	$1.24

ATLAS PIPELINE:
Production volume:(5)
Gathered gas volume(Mcfd)	1,432,818	772,661	1,371,537	737,816
Processed gas volume (Mcfd)	1,253,158	681,036	1,203,953	656,875
Residue gas volume (Mcfd)	1,090,703	562,242	1,052,202	537,270
Processed NGL volume (Bpd)	118,966	61,354	108,731	61,079
Condensate volume (Bpd)	4,543	3,584	4,090	3,246

Average sales prices:(5)
Natural gas (per Mcf)	$3.82	$2.01	$3.59	$2.26
Condensate (per Bbl)	$89.15	$87.00	$88.09	$91.95
Natural gas liquids (per gallon)	$0.84	$0.80	$0.84	$0.92

(1)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(2)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,380,000 and 51,318,000 for the three months ended June 30, 2013 and 2012, respectively, and 51,375,000 and 51,306,000 for the six months ended June 30, 2013 and 2012, respectively.

(3)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

(4)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(5)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(6)

ARP’s average sales price for natural gas before the effects of financial hedging was $3.47 per Mcf and $2.03 per Mcf for the three months ended June 30, 2013 and 2012, respectively, and $3.18 per Mcf and $2.76 per Mcf for the six months ended June 30, 2013 and 2012, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $2.95 per Mcf ($3.10 per Mcf before the effects of financial hedging) and $2.87 per Mcf ($1.40 per Mcf before the effects of financial hedging) for the three months ended June 30, 2013 and 2012, respectively, and $2.98 per Mcf ($2.85 per Mcf before the effects of financial hedging) and $3.29 per Mcf ($2.24 per Mcf before the effects of financial hedging) for the six months ended June 30, 2013 and 2012, respectively.
(7)

ARP’s average sales price for oil before the effects of financial hedging was $92.33 per barrel and $94.39 per barrel for the three months ended June 30, 2013 and 2012, respectively, and $91.63 per barrel and $97.60 per barrel for the six months ended June 30, 2013 and 2012, respectively.

(8)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $1.10 per Mcfe ($1.57 per Mcfe for total production costs) and $0.38 per Mcfe ($0.78 per Mcfe for total production costs) for the three months ended June 30, 2013 and 2012, respectively, and $1.00 per Mcfe ($1.42 per Mcfe for total production costs) and $0.56 per Mcfe ($0.96 per Mcfe for total production costs) for the six months ended June 30, 2013 and 2012, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted EBITDA and Distributable Cash Flow Summary:

Atlas Resource Cash Distributions Earned(1):
Limited Partner Units	$11,320	$8,385	$22,011	$10,900
Class A Units (2%)	697	263	1,195	327
Incentive Distribution Rights	1,187	—	1,635	—

Total Atlas Resource Cash Distributions Earned(1)	13,204	8,648	24,841	11,227

per limited partner unit	$0.54	$0.40	$1.05	$0.52

Atlas Pipeline Cash Distributions Earned(1):
Limited Partner Units	3,568	3,222	6,963	6,444
General Partner 2% Interest	1,074	649	2,055	1,297
Incentive Distribution Rights	4,801	1,571	7,797	3,140

Total Atlas Pipeline Cash Distributions Earned(1)	9,443	5,442	16,815	10,881

per limited partner unit	$0.62	$0.56	$1.21	$1.12

Total Cash Distributions Earned	22,647	14,090	41,656	22,108

Gross Margin for Acquisitions(2)	2,959	—	2,959	—
E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(3)	—	—	—	9,111
Cash general and administrative expenses(4)	(2,006)	(2,056)	(4,993)	(4,516)
Other, net	723	197	728	446

Adjusted EBITDA(5)	24,323	12,231	40,350	27,149
Cash interest expense(6)	(355)	(40)	(531)	(173)
Cash interest expense on acquisition financing(2)	(1,089)	—	(1,089)	—
Maintenance capital expenditures(2)(3)	(400)	—	(400)	(1,231)

Distributable Cash Flow(5)	$22,479	$12,191	$38,330	$25,745

Distributions Paid(7)	$22,609	$12,831	$38,535	$25,660
per limited partner unit	$0.44	$0.25	$0.75	$0.50
Distribution coverage ratio	1.0x	1.0x	1.0x	1.0x

Reconciliation of non-GAAP measures to net loss (5):
Distributable cash flow	$22,479	$12,191	$38,330	$25,745
Gross Margin for Acquisitions(2)	(2,959)	—	(2,959)	—
Cash interest expense on acquisition financing(2)	1,089	—	1,089	—
E&P Operations EBITDA prior to spinoff on March 5, 2012(3)	—	—	—	(9,111)
Atlas Resource net loss attributable to ATLS common limited partners	(3,111)	(11,657)	(6,449)	(16,599)
Atlas Resource cash distributions earned by ATLS(1)	(13,204)	(8,648)	(24,841)	(11,227)
Atlas Pipeline net income attributable to ATLS common limited partners	3,968	10,611	3,535	12,450
Atlas Pipeline cash distributions earned by ATLS(1)	(9,443)	(5,442)	(16,815)	(10,881)
Non-recurring spinoff and acquisition costs	(1,157)	—	(1,157)	(8,370)
Amortization of deferred finance costs	(87)	(29)	(146)	(129)
Non-cash stock compensation expense	(5,578)	(4,568)	(11,354)	(9,299)
Maintenance capital expenditures(2)(3)	400	—	400	1,231
Other non-cash adjustments	(417)	(79)	(249)	62
Premiums paid on swaption derivative contracts associated with asset acquisition	(227)	—	(227)	—
Income attributable to non-controlling interests	3,058	59,191	(26,040)	62,556

Net income (loss)	$(5,189)	$51,570	$(46,883)	$36,428

(1)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

(2)

Includes gross margin generated and maintenance capital expenditures for the three months ended June 30, 2013 for the Arkoma assets, which were acquired by ATLS on July 31, 2013. Pursuant to the terms of the acquisition agreements, ATLS received cash flows from EP Energy for the period after the acquisition effective date of May 1, 2013 through the closing date of July 31, 2013 as an acquisition adjustment, which is not recognized within ATLS’ earnings under generally accepted accounting principles (GAAP). For purposes of declaring ATLS’ quarterly distribution for the second quarter 2013, the Partnership evaluated its distributable cash flow for full quarterly period including the gross margin for the Arkoma assets acquired, pro forma cash interest expense on the borrowings to fund the acquisition purchase price, and estimated maintenance capital expenditures associated with the Arkoma assets’ gross margin.

(3)

Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012 for the six months ended June 30, 2012.

(4)	Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred.
(5)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within ATLS’s financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(6)	Excludes non-cash amortization of deferred financing costs.
(7)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2013
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$34,000	$275,000	$1,635,297	$1,944,297
Less: Cash	(6,396)	(42,953)	(21,081)	(70,430)

Total net debt	27,604	232,047	1,614,216	1,873,867

Partners’ capital	462,735	1,142,765	2,322,161	3,457,066	(1)

Total capitalization	$490,339	$1,374,812	$3,936,377	$5,330,933

Ratio of net debt to capitalization	0.06x

(1)	Net of eliminated amounts.

	December 31, 2012
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$9,000	$351,425	$1,179,918	$1,540,343
Less: Cash	(10,194)	(23,188)	(3,398)	(36,780)

Total net debt /(cash)	(1,194)	328,237	1,176,520	1,503,563

Partners’ capital	465,870	862,006	1,606,408	2,479,848	(2)

Total capitalization	$464,676	$1,190,243	$2,782,928	$3,983,411

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of August 8, 2013)

Natural Gas

Swaptions
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)
2013(b)	$4.06	1,000,000
2014	$4.16	2,760,000
2015	$4.29	2,280,000
2016	$4.42	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.; “bbl” represents barrel.
(b)	Reflects hedges covering the last six months of 2013.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$47,094	$—	$—	$47,094
Well construction and completion	—	24,851	—	—	24,851
Gathering and processing	—	4,463	531,536	(77)	535,922
Administration and oversight	—	3,391	—	—	3,391
Well services	—	4,864	—	—	4,864
Gain on mark-to-market derivatives	—	—	27,107	—	27,107
Other, net	79	(1,337)	1,824	—	566

Total revenues	79	83,326	560,467	(77)	643,795

Costs and expenses:
Gas and oil production	—	19,035	—	—	19,035
Well construction and completion	—	21,609	—	—	21,609
Gathering and processing	—	4,959	448,986	(77)	453,868
Well services	—	2,305	—	—	2,305
General and administrative	8,741	14,217	30,916	—	53,874
Depreciation, depletion and amortization	—	22,197	46,383	—	68,580

Total costs and expenses	8,741	84,322	526,285	(77)	619,271

Operating income (loss)	(8,662)	(996)	34,182	—	24,524

Loss on asset sales and disposal	—	(672)	(1,519)	—	(2,191)
Interest expense	(442)	(4,508)	(22,581)	—	(27,531)
Loss on early extinguishment of debt	—	—	(19)	—	(19)

Net income (loss) before tax	(9,104)	(6,176)	10,063	—	(5,217)
Income tax benefit	—	—	28	—	28

Net income (loss)	(9,104)	(6,176)	10,091	—	(5,189)
Income attributable to non-controlling interests	—	—	(1,810)	(1,248)	(3,058)

Net income (loss) attributable to common limited partners	$(9,104)	$(6,176)	$8,281	$(1,248)	$(8,247)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$19,460	$—	$—	$19,460
Well construction and completion	—	12,241	—	—	12,241
Gathering and processing	—	2,863	253,679	(122)	256,420
Administration and oversight	—	1,315	—	—	1,315
Well services	—	5,252	—	—	5,252
Gain on mark-to-market derivatives	—	—	67,847	—	67,847
Other, net	118	(4,086)	4,472	—	504

Total revenues	118	37,045	325,998	(122)	363,039

Costs and expenses:
Gas and oil production	—	4,447	—	—	4,447
Well construction and completion	—	10,606	—	—	10,606
Gathering and processing	—	3,953	209,720	(122)	213,551
Well services	—	2,414	—	—	2,414
General and administrative	6,624	20,538	10,445	—	37,607
Depreciation, depletion and amortization	—	10,822	21,712	—	32,534

Total costs and expenses	6,624	52,780	241,877	(122)	301,159

Operating income (loss)	(6,506)	(15,735)	84,121	—	61,880

Loss on asset sales and disposal	—	(16)	—	—	(16)
Interest expense	(69)	(956)	(9,269)	—	(10,294)
Loss on early extinguishment of debt	—	—	—	—	—

Net income (loss)	(6,575)	(16,707)	74,852	—	51,570
Income attributable to non-controlling interests	—	—	(1,061)	(58,130)	(59,191)

Net income (loss) attributable to common limited partners	$(6,575)	$(16,707)	$73,791	$(58,130)	$(7,621)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$93,158	$—	$—	$93,158
Well construction and completion	—	81,329	—	—	81,329
Gathering and processing	—	8,048	948,109	(148)	956,009
Administration and oversight	—	4,476	—	—	4,476
Well services	—	9,680	—	—	9,680
Gain on mark-to-market derivatives	—	—	15,024	—	15,024
Other, net	252	(1,317)	7,286	—	6,221

Total revenues	252	195,374	970,419	(148)	1,165,897

Costs and expenses:
Gas and oil production	—	34,251	—	—	34,251
Well construction and completion	—	70,721	—	—	70,721
Gathering and processing	—	9,372	796,385	(148)	805,609
Well services	—	4,623	—	—	4,623
General and administrative	17,504	31,784	45,244	—	94,532
Depreciation, depletion and amortization	—	43,405	76,841	—	120,246

Total costs and expenses	17,504	194,156	918,470	(148)	1,129,982

Operating income (loss)	(17,252)	1,218	51,949	—	35,915

Loss on asset sales and disposal	—	(1,374)	(1,519)	—	(2,893)
Interest expense	(677)	(11,397)	(41,267)	—	(53,341)
Loss on early extinguishment of debt	—	—	(26,601)	—	(26,601)

Net loss before tax	(17,929)	(11,553)	(17,438)	—	(46,920)
Income tax benefit	—	—	37	—	37

Net loss	(17,929)	(11,553)	(17,401)	—	(46,883)
(Income) loss attributable to non-controlling interests	—	—	(3,179)	29,219	26,040

Net loss attributable to common limited partners	$(17,929)	$(11,553)	$(20,580)	$29,219	$(20,843)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$36,624	$—	$—	$36,624
Well construction and completion	—	55,960	—	—	55,960
Gathering and processing	—	6,177	555,585	(201)	561,561
Administration and oversight	—	4,146	—	—	4,146
Well services	—	10,258	—	—	10,258
Gain on mark-to-market derivatives	—	—	55,812	—	55,812
Other, net	508	(5,019)	7,816	—	3,305

Total revenues	508	108,146	619,213	(201)	727,666

Costs and expenses:
Gas and oil production	—	8,952	—	—	8,952
Well construction and completion	—	48,301	—	—	48,301
Gathering and processing	—	8,627	456,970	(201)	465,396
Well services	—	4,844	—	—	4,844
General and administrative	22,185	32,280	20,390	—	74,855
Depreciation, depletion and amortization	—	19,930	42,554	—	62,484

Total costs and expenses	22,185	122,934	519,914	(201)	664,832

Operating income (loss)	(21,677)	(14,788)	99,299	—	62,834

Loss on asset sales and disposal	—	(7,021)	—	—	(7,021)
Interest expense	(302)	(1,106)	(17,977)	—	(19,385)
Loss on early extinguishment of debt	—	—	—	—	—

Net income (loss)	(21,979)	(22,915)	81,322	—	36,428
Income attributable to non-controlling interests	—	—	(2,597)	(59,959)	(62,556)

Net income (loss) attributable to common limited partners	$(21,979)	$(22,915)	$78,725	$(59,959)	$(26,128)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$6,396	$42,953	$21,081	$—	$70,430
Accounts receivable	2	43,809	206,944	—	250,755
Receivable from (advances from) affiliates	2,995	572	(3,567)	—	—
Current portion of derivative asset	3,592	35,575	25,235	—	64,402
Subscriptions receivable	—	11,036	—	—	11,036
Prepaid expenses and other	69	9,765	62,761	—	72,595

Total current assets	13,054	143,710	312,454	—	469,218

Property, plant and equipment, net	—	1,413,109	2,623,078	—	4,036,187
Intangible assets, net	—	1,156	569,843	—	570,999
Investment in joint venture	—	—	232,090	—	232,090
Goodwill, net	—	31,784	502,321	—	534,105
Long-term derivative asset	—	12,168	14,591	—	26,759
Investment in subsidiaries	470,595	—	—	(470,595)	—
Other assets, net	23,523	22,968	46,230	—	92,721

	$507,172	$1,624,895	$4,300,607	$(470,595)	$5,962,079

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$522	$—	$522
Accounts payable	145	57,708	36,417	—	94,270
Accrued producer liabilities	—	—	140,505	—	140,505
Current portion of derivative liability	—	72	95	—	167
Current portion of derivative payable to Drilling Partnerships	—	5,969	—	—	5,969
Accrued interest	34	9,354	25,893	—	35,281
Accrued well drilling and completion costs	—	52,425	—	—	52,425
Accrued liabilities	6,928	13,261	97,817	—	118,006

Total current liabilities	7,107	138,789	301,249	—	447,145

Long-term debt, less current portion	34,000	275,000	1,635,297	—	1,944,297
Long-term derivative liability	—	130	—	—	130
Long-term derivative payable to Drilling Partnerships	—	38	—	—	38
Deferred income taxes, net	—	—	35,513	—	35,513
Asset retirement obligations and other	3,330	68,173	6,387	—	77,890

Partners’ Capital:
Common limited partners’ interests	448,808	1,106,447	2,277,682	(3,384,129)	448,808
Accumulated other comprehensive income	13,927	36,318	—	(36,318)	13,927

	462,735	1,142,765	2,277,682	(3,420,447)	462,735
Non-controlling interests	—	—	44,479	2,949,852	2,994,331

Total partners’ capital	462,735	1,142,765	2,322,161	(470,595)	3,457,066

	$507,172	$1,624,895	$4,300,607	$(470,595)	$5,962,079

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2012

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,194	$23,188	$3,398	$—	$36,780
Accounts receivable	5	38,718	157,526	—	196,249
Receivable from (advances from) affiliates	11,353	(5,853)	(5,500)	—	—
Current portion of derivative asset	—	12,274	23,077	—	35,351
Subscriptions receivable	—	55,357	—	—	55,357
Prepaid expenses and other	118	9,063	36,074	—	45,255

Total current assets	21,670	132,747	214,575	—	368,992

Property, plant and equipment, net	—	1,302,228	2,200,381	—	3,502,609
Goodwill and intangible assets, net	—	33,104	518,645	—	551,749
Long-term derivative asset	—	8,898	7,942	—	16,840
Investment in joint venture	—	—	86,002	—	86,002
Investment in subsidiaries	454,436	—	—	(454,436)	—
Other assets, net	22,287	16,122	32,593	—	71,002

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$10,835	$—	$10,835
Accounts payable	171	59,549	59,308	—	119,028
Liabilities associated with drilling contracts	—	67,293	—	—	67,293
Accrued producer liabilities	—	—	109,725	—	109,725
Current portion of derivative payable to Drilling Partnerships	—	11,293	—	—	11,293
Accrued interest	4	1,153	10,399	—	11,556
Accrued well drilling and completion costs	—	47,637	—	—	47,637
Accrued liabilities	21,304	24,235	57,752	—	103,291

Total current liabilities	21,479	211,160	248,019	—	480,658

Long-term debt, less current portion	9,000	351,425	1,169,083	—	1,529,508
Long-term derivative liability	—	888	—	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429	—	—	2,429
Deferred income taxes, net	—	—	30,258	—	30,258
Asset retirement obligations and other	2,044	65,191	6,370	—	73,605

Partners’ Capital:
Common limited partners’ interests	456,171	840,437	1,539,177	(2,379,614)	456,171
Accumulated other comprehensive income	9,699	21,569	—	(21,569)	9,699

	465,870	862,006	1,539,177	(2,401,183)	465,870
Non-controlling interests	—	—	67,231	1,946,747	2,013,978

Total partners’ capital	465,870	862,006	1,606,408	(454,436)	2,479,848

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of June 30, 2013:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	33.1%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource(1)		35.1%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	6.3%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		8.3%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%

(1)

As of August 9, 2013, subsequent to its purchase of Atlas Resource’s preferred limited partner units issued in connection with the EP Energy Acquisition, Atlas Energy had a 36.9% total ownership interest in Atlas Resource.